EX-10(a)(1)(ii)


                            SECOND AMENDMENT TO LEASE
                            -------------------------

         This Second Amendment to Lease ("Amendment"), dated for reference purposes only as November 1, 1998, is made and entered into by and between THE REALTY ASSOCIATES FUND III, L.P. (successor-in-interest to CB Institutional Fund
VII) ("Landlord"), and METRO-TEL CORP., a Delaware corporation (collectively, "Tenant").

                                    RECITALS
                                    --------

         A. Landlord's predecessor-in-interest and Tenant entered into that certain Industrial Real Estate lease dated April 1, 1991 ("Original Lease") for certain Premises commonly known as 240 S. Milpitas Boulevard, Milpitas, California, which Original Lease has been amended pursuant to the terms of that certain first Amendment to Lease dated as of December 5, 1995 ("First Amendment"). For purposes of this Amendment, the term "Lease" shall mean the Original Lease as amended by the First Amendment. The capitalized terms used and not otherwise defined herein shall have the same meanings and definitions as set forth in the Lease.

         B. The Lease Term is presently scheduled to expire on March 31, 1999. Landlord and Tenant desire to extend the Lease Term pursuant to the terms and conditions set forth below.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Extension of Term. Landlord and Tenant acknowledge that the Lease Term is presently scheduled to expire on March 31, 1999. The Term is hereby extended for a period of three (3) years ("Extension Term"), commencing on April 1, 1999 and, unless sooner terminated pursuant to the terms of the Lease, expiring on March 31, 2002. Such extension shall be on and subject to all the terms and conditions of the Lease, as amended by this Amendment (and the term
"Lease  Term" as used in the  Lease  shall be deemed to  include  the  Extension
Term), and Landlord shall have no obligation to provide any Premises improvements or any allowances therefor.

         2. Base Rent. The Base Rent payable by Tenant under the Lease during the Extension Term shall be as follows:


                           Months                          Base Rent
                           ------                          ---------

         April 1, 1999 - September 30, 2000        $13,976.95 per month
         October 1, 2000 - March 31, 2002          $15,052.10 per month


         3.       Option to Extend Term.

                  3.1 Grant of Option. Landlord hereby grants to Tenant one (1) option (referred to hereinafter as the "Option") to extend the Lease Term for an additional consecutive term of two

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(2) years (hereinafter called the "Extension") commencing on the day immediately following the expiration of the Extension Term, on the same terms and conditions as set forth in the Lease (as amended by this Amendment), except that the Base Rent shall be the amount determined as set forth below. The Option shall be exercised only by written notice delivered to Landlord not more than nine (9) months and not less than six (6) months prior to the expiration of the Extension Term. If Tenant fails to deliver to Landlord written notice of the exercise of the Option within the time period prescribed above, the Option shall lapse and there shall be no further right to extend the Term of the Lease. The Option shall be exercisable by Tenant on the express conditions that (i) at the time of the exercise of the Option, and thereafter at all times prior to the commencement of the Extension, a default by Tenant shall not have occurred and be continuing under the Lease, and (ii) Tenant has not been ten (10) or more days late in the payment of any rent under the Lease more than a total of three
(3) times during the Lease Term. If Tenant properly exercises the Option, "Lease Term", as used herein and in the Lease, shall be deemed to include the Extension, unless specified otherwise herein or in the Lease.

                  3.2 Personal Option. The Option is personal to Metro-Tel Corp., and shall not be assignable or transferable to any assignee of Tenant or any sublessee of all or any portion of the Premises, whether voluntarily or involuntarily or whether by operation of law or otherwise. If Tenant subleases or assigns or otherwise transfers any interest under the Lease prior to the exercise of the Option, the Option shall lapse. If Tenant subleases or assigns or otherwise transfers any interest of Tenant under the Lease after the exercise of the Option but prior to the commencement of the Extension, the Option shall lapse and the Lease Term shall expire as if the Option was not exercised.

                  3.3 Calculation of Base Rent. The Base Rent payable by Tenant under the Lease during the Extension shall be increased, as of the commencement of the Extension (hereinafter called the "Extension Rental Adjustment Date") to the "Fair Market Value" of the Premises, determined in the following manner: Not later than one hundred (100) days prior to the Extension Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Market Value of the Premises as of the Extension Rental Adjustment Date. If Landlord and Tenant have not agreed upon the Fair Market Value of the Premises at least ninety (90) days prior to the Extension Rental Adjustment Date, the Fair Market Value shall be determined by the following appraisal method:

                           (i) If Landlord and Tenant are not able to agree upon the Fair Market Value of the Premises within the time period described above, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days prior to the Extension Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than sixty-five
         (65) days prior to the Extension Rental Adjustment Date, and Landlord and Tenant shall each give written notice to the other of such appointment at the time of such appointment. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser and to give written notice thereof to the other party within the prescribed

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         time period,  the single  appraiser  appointed shall determine the Fair
         Market Value of the Premises. If both parties fail to appoint appraisers within the prescribed time period, then the first appraiser thereafter selected by a party (such selection to be by written notice thereof to such appraiser and the other party) shall determine the Fair Market Value of the Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. All appraisers shall have at least five
         (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Premises are located and shall be members of professional organizations such as MAI or its equivalent.

                           (ii) For the purposes of such appraisal, the term "Fair Market Value" shall mean the price that a ready and willing tenant would pay, as of the Extension Rental Adjustment Date, as monthly rent, to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the Fair Market Value of the Premises. Otherwise, the Fair Market Value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the Fair Market Value not later than thirty (30) days prior to the Extension Rental Adjustment Date. If the Fair Market Value is not determined prior to the Extension Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Premises immediately prior to the Extension Rental Adjustment Date until the Fair Market Value is determined. When the Fair Market Value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord for the period after the Extension Rental Adjustment Date and the new Base Rent determined hereunder effective as of the Extension Rental Adjustment Date. In no event shall the Base Rent payable by Tenant during the Extension be reduced below the Base Rent payable by Tenant under the Lease immediately prior to the Extension Rental Adjustment Date.

         4. Security Deposit. Landlord and Tenant acknowledge that Landlord is currently holding the sum of $9,676.35 as the Security Deposit under the Lease. The Security Deposit is hereby increased from $9,676.35 to $15,052.10. Concurrently with Tenant's execution of this Amendment, Tenant shall pay to Landlord the sum of $5,375.75, which amount shall be applied by Landlord toward such increased Security Deposit.

         5. Brokers. Tenant warrants and represents to Landlord that neither Tenant nor any of its representatives have had any dealings with any real estate broker, agent or finder in connection with the subject matter of this Agreement, and that Tenant knows of no real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with the subject matter of this Agreement. Tenant shall defend, indemnify and hold Landlord and its agents harmless from and

                                       -3-

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against any and all  liabilities  or  expenses  (including  attorneys'  fees and costs) arising out of or in connection with claims made by any broker or individual for commissions or fees related to the use or alleged use of the services of such broker or individual by Tenant or its representatives in connection with the subject matter of this Amendment. The foregoing defense, indemnity and hold harmless obligation of Tenant shall survive the expiration or sooner termination of the Lease.

         6.       General.

                  6.1 Effect of Amendment; Ratification. Except as otherwise modified by this Amendment, the Lease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

                  6.2 Attorneys' Fees. The provisions of the Lease respecting payment of attorney's fees shall also apply to this Amendment.

                  6.3   Counterparts.   If  this   Amendment   is   executed  in
counterparts, each counterpart shall be deemed an original.

                  6.4 Authority to Execute Amendment. Each individual executing this Amendment on behalf of a partnership or corporation represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the partnership and/or corporation and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

                  6.5 Governing Laws. This Amendment and any enforcement of the agreements and modifications set forth above shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD:

THE REALTY ASSOCIATES FUND III, L.P.

By:     Realty Associates Fund III GP, Limited
        Partnership (its general partner)

        By:    Realty Fund III GP, Inc. (its general
               partner)

               By:

TENANT:

METRO-TEL CORP. a Delaware corporation


By:
Name:
Its:


By:
Name:
Its:

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